Exhibit 24.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Northern Technologies International Corporation (the “Company”) on Form 10-KSB for the period ending August 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”). I, Matthew C. Wolsfeld, Chief Financial Officer, Philip M. Lynch, Chairman of the Board and Co-Chief Executive Officer, and G. Patrick Lynch, President and Co-Chief Executive Officer of the company, certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Matthew C. Wolsfeld, CPA	Chief Financial Officer (principal financial officer and principal accounting officer)
Matthew C. Wolsfeld, CPA

/s/ Philip M. Lynch	Co-Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)
Philip M. Lynch

/s/ G. Patrick Lynch	President and Co-Chief Executive Officer (principal executive officer)
G. Patrick Lynch

Lino Lakes, Minnesota
November 15, 2002